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                                  EXHIBIT 2(b)
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                               SENTRY FUND, INC.

                             Rules and Regulations
               (Adopted by Resolution of the Board of Directors)

                                   ARTICLE I
                        Definitions and Interpretations

     Section 1.1 Definitions. (a) The abreviation "ICA", as used in these Rules and Regulations, shall mean the Investment Company Act of 1940, as it has heretofore or may hereafter be amended.

          (b) The abreviation "SEC", as used in these Rules and Regulations, shall mean the Securities and Exchange Commission or any official or agency of the United States succeeding to the functions thereof.

     Section 1.2 Reference to Investment Company Act. Any question of interpretation of any term or provision of these Rules and Regulations having a counterpart in or otherwise derived from a term or provision of the ICA shall be resolved by reference to the corresponding term or provision of the ICA and to any definition thereof in said Act or to judicial interpretations thereof, if any, or, in the absence of any controlling judicial decisions, to rules, regulations or orders of the SEC validly issued pursuant to said Act.
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                                   ARTICLE II
                        Restrictions on Fund Investments

     Section 2.1 One Issuer (Percentage of Fund Assets). The Fund shall not invest more than 5% of the current value of its total assets in the securities, other than United States government securities, of any one issuer. (Ohio A(9), ICA Section 5(b), (c))

     Section 2.2 One Issuer (Percentage of Issuer's Securities). The Fund shall not purchase in excess of 10% of the outstanding voting securities or securities of any one class of any one issuer. (Ohio A(10))

     Section 2.3 New Issuers. The Fund will not buy the securities of any company with a record of less than three (3) years continuous operation, if such purchase would cause the current value of the Fund's investments in all such companies to exceed 5% of the current value of the Fund's total assets. Such continuous operation may include the operation of any predecessor company or companies, partnership or individual enterprise if the company whose securities are to be purchased has come into existence as the result of a merger, consolidation, reorganization or the purchase of substantially all of the assets of such predecessor company or companies, partnership or individual enterprise. (Ohio A(17))

     Section 2.4 Restricted Stock.  The Fund will not





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purchase securities if a registration statement would have to be filed under the Securities Act of 1933 in order to sell the securities to the public at the time of purchase.

     Section 2.5 Open-End Investment Companies. The Fund shall not purchase or retain securities issued by any other open-end investment company. (Cal. 260.140.85(a))

     Section 2.6 Closed-End Investment Companies. The Fund may purchase securities issued by a closed-end investment company only:

          (a) As part of a plan of merger or consolidation constituting a reorganization, or

          (b)  In the open market where

               (i) no commission or profit to a principal underwriter or dealer results from such purchase other than the customary broker's commission, and

               (ii) as a result of the purchase, the Fund owns in the aggregate no more than 5% of the voting stock of such other company, if that company's policy is to concentrate its investments in a particular industry or group of industries, or 3% of the voting stock if such company's policy is not such concentration. (ICA Section 12(d); Ohio A(11))

     Section 2.7 Issues Owned by Directors and Officers The Fund shall not buy or retain the securities of any issuer if those officers or directors of the Fund or of its investment adviser who own individually more than one-half of 1% of




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the securities of such issuer, together own beneficially more than 5% of such securities.  (Ohio A(2), (3))

     Section 2.8 Cross-Ownership and Circular Ownership. The Fund shall not purchase any voting securities if, to its knowledge, cross-ownership or circular ownership exists or will exist between the Fund and the issuer of such security.

          Cross-ownership exists between two companies when each company beneficially owns more than 3% of the outstanding voting securities of the company.

          Circular-ownership exists between two companies if such companies are included within a group of three or more companies, each of which:

               (a) Beneficially owns more than 3% of the outstanding securities of one or more other companies of the group; and

               (b) Has more than 3% of its own outstanding voting securities beneficially owned by another company, or by each of two or more other companies of the group. (ICA Section 20(c))

If such cross-ownership or circular ownership between the




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Fund and any other company or companies comes into existence upon the purchase by the Fund of securities of another company, the Fund shall, within one (1) year after it first knows of the cross-ownership or circular ownership, eliminate the same. (ICA Section 20(d))

     Section 2.9 Margin. The fund shall not purchase securities on margin. (ICA Section 12(a)(1); Ohio A(15); Cal. 260.140.85(b))

     Section 2.10 Short Sales. The Fund shall not effect short sales of any security. (ICA Section 12(a)(3); Ohio A(16); Cal. Section 264.140.85(b))

     Section 2.11 Control. The Fund shall not invest for the purpose of influencing management or exercising control.

     Section 2.12 Puts, Calls, Straddles or Spreads. The Fund shall not buy or sell puts, calls, straddles, or spreads. (Cal. Section 264.140.85(b))

     Section 2.13 Loans. The Fund shall not make loans to other persons except through the purchase of a portion of a publicly distributed issue of bonds or other marketable obligations; provided that no loans shall be made to a person who controls the Fund, is under common control with the Fund, is the principal underwriter or manager of the Fund, or is an officer or director of the Fund or the Fund's principal underwriter or manager. (ICA Section 21(a), (b); Ohio A(4))




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     Section 2.14 Commodities.  The Fund shall not buy or sell commodities or commodity contracts.


                                  ARTICLE III
                    Restrictions with respect to Affiliates

     Section 3.1 Fund, Promoter and Underwriter. Except to the extent that the SEC may have exempted the transaction, by rule, regulation or order from the provisions of Section 17(a) of the ICA, the Fund shall not knowingly purchase securities (other than Fund shares or securities of which the seller is the issuer and which are part of a general offering to the holders of a class of its securities) or other property from, or sell securities (other than Fund shares) or other property to, any affiliated person of the Fund, the promoter of the Fund, the principal underwriter of the Fund, or any affiliated person or such a person, promoter or principal underwriter when said affiliated person is acting as principal. (ICA Section 17(a); ICA-Rules 17a-1, 2, 4, 5, 6, 7)

     Section 3.2 Compensation for Sales. The Fund shall not make any purchase or sale of property for which, to the knowledge of the Fund, an affiliated person of the Fund, or an affiliated person of such person, acting as agent, is to accept from any source any compensation (other than a regular salary or wages from the Fund) for such purchase or sale,




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except in the course of such person's business as an underwriter or broker.
(ICA Section  17(e)(1))

     Section 3.3 Brokers. The Fund shall not effect any purchase or sale of securities through any affiliated person of the Fund, or any affiliated person of such person, unless said person is a security dealer, who is acting as broker and whose commission for effecting the transaction does not exceed the customary brokerage charges. Except where the SEC permits a larger commission, such customary brokerage charges shall be deemed to be:

          (a) The usual and customary broker's commission if the sale is effected on a securities exchange; or

          (b) 2% of the sale price if the sale is effected in connection with a secondary distribution of such securities; or

          (c) 1% of the sale price if the sale is otherwise effected.  (ICA
     Section 17(e)(2); ICA-Rule 17e-1; Ohio A(1))

     Section 3.4 Exceptions. Nothing in Sections 3.1, 3.2 and 3.3 above, shall prevent any affiliated person





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mentioned therein from acquiring or selling shares issued by the Fund to the same extent as if such person were not an affiliated person, provided that a long or short position in the shares of the Fund shall not be taken by any director or officer of the Fund, or by its principal underwriter or its investment adviser, or by any officer or director of such principal underwriter or investment adviser. The foregoing proviso shall not prevent:

          (a) The principal underwriter from purchasing such shares from the Fund provided that orders to purchase from the Fund are entered with the Fund by the principal underwriter upon receipt by the principal underwriter of purchase orders for shares of stock of the Fund and provided such purchases are not in excess of purchase orders received by the principal underwriter;

          (b) The principal underwriter from maintaining a market, in the capacity of agent for the Fund, for the securities issued by the Fund;

          (c) Any officer, director or employee of the fund or of its principal underwriter or investment adviser from purchasing such





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     shares from the Fund at the net asset value and on the conditions described in the Fund's prospectus in effect at the time of such purchase. (Ohio A(3); ICA Section 17a(1), (2))

     Section 3.5 Purchases from Affiliated Underwriters. The Fund shall not knowingly purchase or otherwise acquire, during the existence of any underwriting or selling syndicate, any security (except a security of which such Fund is the issuer), which has as a principal underwriter an officer, director, investment adviser of, or employee of the Fund, or a person of which any such officer, director, investment adviser or employee is an affiliated person, except to the extent that the SEC by rule, regulation or order has exempted the transaction from the provisions of Section 10(f) of the ICA. (ICA Section 10(f); ICA-Rules 10(f)-1, 2, 3)

     Section 3.6 Joint and Several Participation. The Fund shall not be a joint or a joint and several participant with any affiliated person of or principal underwriter for the Fund, or any affiliated person of such person or principal underwriter in any transaction effected by such person, principal underwriter or affiliated person as principal, in contravention of such rules and regulations as the SEC may prescribe for the purpose of limiting or preventing participation by the Fund on a basis different from or less advantageous than that of such other participant. (ICA Section 17(d); ICA-Rule 17d-1)
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                                   ARTICLE IV
                        General Restrictions on the Fund

     Section 4.1 Borrowing. The Fund may not borrow any money except from banks as a temporary measure for extraordinary or emergency purposes. Such borrowing may be accomplished by executing promissory notes or other documents evidencing the indebtedness, or by pledging, mortgaging or hypothecating assets of the Fund to secure such indebtedness. The Fund shall not, however:

          (a) Borrow amounts in excess of 10% of the Fund's gross assets taken at cost; and

          (b) Borrow amounts in excess of 33-1/3% of the Fund's total assets taken at market or other fair value less liabilities other than such borrowing; or

          (c) Pledge, mortgage or hypothecate assets of the Fund of a current value greater than 15% of the net assets of the Fund taken at cost. (ICA
     Section 18(f), (g), (h); Ohio A(12), (13))

     Section 4.2 Consideration. The Fund shall not issue any of its securities for services, or for property other than




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cash or securities, except as a dividend or distribution to its security holders or in connection with a reorganization. (ICA Section 22(g); Cal. 260.140.81)

     Section 4.3 Transferability and Negotiability. The Fund shall not restrict the transferability or negotiability of any security of which it is the issuer except in conformity with the statements with respect thereto contained in its registration statement. (ICA Section 22(f); Ohio A(14))

     Section 4.4 Acting as a Distributor. The Fund shall not act as a distributor of securities of which it is the issuer, except through an underwriter, in contravention of such rules and regulations as the SEC may prescribe. (ICA Section 12(b))

     Section 4.5 Joint Trading Accounts. The Fund shall not participate on a joint or a joint and several basis in any trading account in securities. (ICA
Section  12(a)(2))

     Section 4.6 Options. The Fund shall not issue any options, except short term options issued to permit the reinvestments of dividends or distributions of capital gains. (Cal. 260.140.82)

     Section 4.7 Underwriting. The Fund shall not underwrite securities of other issuers.




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     Section 4.8 Brokers.  The Fund shall not promote the sale of its shares by agreeing to give dealers, either directly or indirectly, in addition to the ordinary contractual allowances, any amount of brokerage business.

     Section 4.9 Information to Brokers. Neither the Fund, its investment adviser nor distributor shall inform any dealer or broker not concerned in the execution of the transaction, either orally or in writing, of any proposed changes or change in process in the portfolio of the Fund. (Ill. Rule 6; NASA
6)

                                   ARTICLE V
                           Announcements and Reports

     Section 5.1 Announcement of Dividend. The Fund shall not announce prior to 15 days before the ex-dividend or ex-distribution date a declaration of, or an intent to declare, a dividend from net income, or a distribution of realized capital gains, where the shareholder has an option to purchase shares of the Fund with such dividend or distribution. If a shareholder fails to notify the Fund in writing that he has elected to take a distribution or dividend in cash, he shall receive shares of the Fund. (Ill. Rule 2(A); NASA 1(A))

     The ex-dividend or ex-distribution date for the final






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distribution for the fiscal year shall not be prior to the 15th day of the month preceding the last month of the fiscal year. (Ill. Rule 2(c); NASA 1(c)) No dividend or distribution shall be referred to as an "extra" dividend or distribution. (Ill Rule 2(d))

     Section 5.2 Reports-- Contents. The Fund shall transmit to its shareholders, at least semi-annually, reports containing (together with such other information as shall be required by the ICA and the Rules and Regulations thereunder) the following information and financial statements or their equivalent as of a reasonable current date:

          (a) Unless a statement of assets, changes in net assets, net asset value per share and dividends per share pursuant to ICA-Rule 30d-1 is included, a balance sheet accompanied by a statement of the aggregate value of investments on the date of such balance sheet;

          (b) A list showing the amounts and values of securities owned on the date of such balance sheet;

          (c) A statement of income, for the period covered by the report, which shall be






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     itemized at least with respect to each category of income and expense representing more than 5% of total income or expense:

          (i) Gains and losses from the sale of securities shall be determined on the "tax basis" (or "average-cost basis"), and a footnote shall indicate the gains or losses as determined on an "average cost basis" (or "tax basis");

          (ii) Costs of increases in authorized capital stock, stock splitups, or stock dividends shall be listed either as a separate item of expense or by way of a footnote;

          (d) Unless a statement of assets, changes in net assets, net asset value per share and dividends per share pursuant to ICA-Rule 30d-1 is included, a statement of surplus, which shall be itemized at least with respect to each charge or credit to the surplus account which represents more than 5% of the total charges or credits during the period covered by the report;

          (e) A statement of the aggregate remuneration paid by the Fund during the period covered by the report:





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           (i) to all directors for regular compensation;

          (ii) to each director for special compensation;

         (iii) to all officers; and

          (iv) to each person of whom any officer or director of the Fund is an affiliated person;

          (f) A statement of the aggregate dollar amounts of purchases and sales of investment securities, other than Government securities, made during the period covered by the report. (ICA Section 30(d); ICA-Rule 30d-1; Ohio A(24); Ill. Rule 3, 4)

     Section 5.3 Filing of Reports. The Fund shall file with the SEC four copies of every periodic or interim report or similar communication containing financial statements and transmitted to the Fund's shareholders within ten (10) days after such transmission. Copies shall also be filed, when required, with the state authorities in which the Fund offers its shares. (ICA Section 30(b)(2))

     Section 5.4 Reports for the SEC and State Authorities. The Fund shall file such reports with the SEC and state authorities as shall be required by the laws and regulations of the Federal Government and the state governments in those states in which the Fund offers its shares. (ICA Section 30; Ohio A(24))



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